Filed Pursuant to Rule 424(b)(5)
File No. 333-146626

Prospectus Supplement

(To Prospectus dated June 6, 2008)

10,000,000 Shares

Common Stock

We are offering 10,000,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “RSO.” The last reported sale price of our common stock on December 7, 2009 was $4.88 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-7 of this prospectus supplement and on page 15 of our Annual Report on Form 10-K for the year ended December 31, 2008. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus carefully before you make your investment decision.

	Per Share	Total
Public offering price	$4.5000	$45,000,000
Underwriting discounts and commissions	$0.2475	$2,475,000
Proceeds to us, before expenses	$4.2525	$42,525,000

The underwriters may also purchase up to an additional 1,500,000 shares from us at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement to cover overallotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that the common shares will be ready for delivery on or about December 11, 2009.

FBR CAPITAL MARKETS	JMP SECURITIES

The date of this prospectus supplement is December 7, 2009.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus we may authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy these shares of common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the accompanying prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on other dates which are specified in those documents, regardless of the time of delivery of this prospectus supplement or of any such shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering of our common stock in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and certain other information. The second part is the accompanying prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, include important information about us, the common stock being offered, and other information you should know before investing in our common stock.

You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement before investing in our common stock. This prospectus supplement adds to, updates, and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or any document incorporated by reference, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

As used in this prospectus supplement, the terms “we,” “our,” “us,” or the “Company” refer to Resource Capital Corp. and its subsidiaries, “Manager” refers to Resource Capital Manager, Inc., our external manager, and “Resource America” refers to Resource America, Inc. and its affiliated companies, including our Manager.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are based on current beliefs, assumptions and expectations. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus supplement, and we undertake no obligation to update these forward-looking statements in the future. We use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” and variations of these words and similar expressions to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•	changes in our industry, interest rates, the debt securities markets, real estate markets or the general economy;

•	increased rates of default and/or decreased recovery rates on our investments;

•	the performance and financial condition of our borrowers;

•

the cost and availability of our financings, which depends in part on our asset quality, the nature of our relationships with our lenders and other capital providers, our business prospects and outlook and general market conditions;

•	the availability and attractiveness of terms of additional debt repurchases;

•	availability, terms and deployment of short-term and long-term capital;

•	availability of, and ability to retain, qualified personnel;

•	changes in governmental regulations, tax rates and similar matters;

•	the success or failure of our efforts to implement our current business strategy;

•	availability of investment opportunities in commercial real estate-related and commercial finance assets;

•	the resolution of our non-performing and sub-performing assets;

•	our ability to comply with financial covenants in our debt instruments;

•	the degree and nature of our competition;

•	the adequacy of our cash reserves and working capital;

•	the timing of cash flows, if any, from our investments;

•	unanticipated increases in financial and other costs, including a rise in interest rates;

•	our ability to maintain compliance with over-collateralization and interest coverage tests in our collateralized debt obligations, or CDOs;

•	our dependence on our Manager and ability to find a suitable replacement in a timely manner, or at all, if we or our Manager were to terminate the management agreement;

•	legislative and regulatory changes (including changes to laws governing the taxation of real estate investment trusts, or REITs, or the exemptions from registration as an investment company);

•	environmental and/or safety requirements;

•

our ability to satisfy complex rules in order for us to qualify as a REIT, for federal income tax purposes and qualify for our exemption under the Investment Company Act of 1940, as amended and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•	the continuing threat of terrorist attacks on the national, regional and total economies; and

•

other factors discussed under Item IA. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2008 and those factors that may be contained in any filing we make with the Securities Exchange Commission, or the SEC.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus might not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

THE COMPANY

General

We are a specialty finance company that focuses primarily on commercial real estate and commercial finance. We are organized and conduct our operations to qualify as a REIT for federal income tax purposes. Our objective is to provide our stockholders with total returns over time, including quarterly distributions and capital appreciation, while seeking to manage the risks associated with our investment strategy. We invest in a combination real estate-related assets and, to a lesser extent, higher-yielding commercial finance assets. We have financed a substantial portion of our portfolio investments through borrowing strategies seeking to match the maturities and repricing dates of our financings with the maturities and repricing dates of those investments, and have sought to mitigate interest rate risk through derivative instruments.

Our investments target the following asset classes:

Asset Class	Principal Investments

Commercial real estate-related assets

•     First mortgage loans, which we refer to as whole loans

•     First priority interests in first mortgage real estate loans, which we refer to as A notes

•        Subordinated interests in first mortgage real estate loans, which we refer to as B notes

•     Mezzanine debt related to commercial real estate that is senior to the borrower’s equity position but subordinated to other third-party financing

•     Commercial mortgage-backed securities, which we refer to as CMBS

Commercial finance assets

•     Senior secured corporate loans, which we refer to as bank loans

•     Other asset-backed securities, which we refer to as other ABS

•     Equipment leases and notes, principally small- and middle-ticket commercial direct financing leases and notes

•     Debt tranches of collateralized debt obligations, which we refer to as CDOs

We calculate our distributions to our stockholders based on our estimate of our REIT taxable income, which may vary greatly from our net income calculated in accordance with U.S. generally accepted accounting principles, or GAAP. We expect that our REIT taxable income will be comprised primarily of our net investment income and our fee income.

Corporate Background

We are externally managed by Resource Capital Manager, Inc., a wholly-owned indirect subsidiary of Resource America, Inc. (NASDAQ: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the commercial finance, real estate, and financial fund management sectors. As of June 30, 2009, Resource America managed approximately $14.3 billion of assets in these sectors. To provide its services, our Manager draws upon Resource America, its management team and their collective investment experience.

We maintain our principal executive offices at 712 Fifth Avenue, 10th Floor, New York, New York 10019 and our telephone number is (212) 506-3870. Our website is located at www.resourcecapitalcorp.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus supplement or the accompanying prospectus. Through our website, we make available free of charge our annual reports on Form 10-K, our proxy statements, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and amendments to any of them filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These documents are available as soon as reasonably practicable after we electronically file those documents with the SEC. We also post on our website the charters of our Audit, Compensation, and Nominating and Governance Committees; our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our Insider Trading Policy and any amendments or waivers thereto; and any other corporate governance materials contemplated by the regulations of the SEC and the New York Stock Exchange, or the NYSE. The documents are also available in print by contacting Investor Relations at our executive offices.

Recent Developments

In connection with this offering and subject to its completion, our Manager, together with Resource America, has agreed that for each of the fiscal quarters ending on December 31, 2009 and March 31, 2010, the total incentive management fee payable to the Manager pursuant to the Amended and Restated Management Agreement dated as of June 30, 2008, shall not exceed $1,500,000.

SELECTED FINANCIAL DATA

The following table sets forth summary consolidated financial data as of and for each of the three years ended December 31, 2008, 2007 and 2006 and the nine months ended September 30, 2009 and 2008. We derived the financial data for each of the years ended December 31, 2008, 2007 and 2006 from our consolidated financial statements incorporated by reference in this prospectus supplement which have been audited by Grant Thornton LLP, independent registered public accountants. We derived the financial data as of and for the nine months ended September 30, 2009 and 2008 from our unaudited consolidated financial statements incorporated by reference in this prospectus supplement.

Since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, you should read it together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements, including the related notes, included in our Form 10-Q for the period ended September 30, 2009.

	As of and for the nine months ended September 30,		As of and for the years ended December 31,
	2009	2008	2008	2007	2006
Consolidated Statement of Operations Data
REVENUES
Net interest income:
Interest income	$74,397	$101,553	$134,341	$176,995	$137,075
Interest expense	35,828	60,736	79,619	121,564	101,851

Net interest income	38,569	40,817	54,722	55,431	35,224

OPERATING EXPENSES
Management fees—related party	5,880	4,824	6,301	6,554	4,838
Equity compensation—related party	1,074	779	540	1,565	2,432
Professional services	2,792	2,229	3,349	2,911	1,881
Insurance	609	469	641	466	498
General and administrative	1,256	1,119	1,848	1,581	1,428
Income tax expense	5	134	(241)	338	67

Total operating expenses	11,616	9,554	12,438	13,415	11,144

NET OPERATING INCOME	26,953	31,263	42,284	42,016	24,080

OTHER (EXPENSES) INCOME
Impairment losses on investment securities	(19,372)	—	—	(44,087)	—
Recognized in other comprehensive loss	(12,812)	—	—	(17,810)	—

Net impairment losses recognized in earnings	(6,560)	—	—	(26,277)	—
Net realized (losses) gains on investments	(11,805)	(1,651)	(1,637)	(15,098)	(8,627)
Gain on deconsolidation	—	—	—	14,259	—
Provision for loan and lease losses	(32,605)	(27,828)	(46,160)	(6,211)	—
Gain on the extinguishment of debt	19,641	1,750	1,750	—	—
Gain on the settlement of loan	—	574	574	—	—
Other (expense) income	(1,375)	86	115	201	153

Total other income (loss)	(32,704)	(27,069)	(45,358)	(33,126)	(8,474)

NET INCOME (LOSS)	$(5,751)	$4,194	$(3,074)	$8,890	$15,606

Consolidated Balance Sheet Data:
Cash and cash equivalents	$15,828	$12,110	$14,583	$6,029	$5,354
Restricted cash	66,997	74,607	60,394	119,482	30,721
Investment securities available-for-sale, pledged as collateral, at fair value	36,311	46,221	22,466	65,464	420,997
Investment securities available-for-sale, at fair value	4,288	—	6,794	—	—
Investment securities held-to-maturity, pledged as collateral	32,624	27,009	28,157	18,517	3,978
Loans, net of allowances of $59.4 million, $30.0 million $43.9 million, $5.9 million and $0	1,585,075	1,716,199	1,684,622	1,748,122	1,236,310
Direct financing leases and notes, net of allowances of $900,000, $700,000, $450,000 $0 and $0 and net of unearned income	2,205	105,466	104,015	95,030	88,970
Total assets	1,769,115	2,002,945	1,936,031	2,072,148	1,802,829
Borrowings	1,567,919	1,732,384	1,699,763	1,760,969	1,463,853
Total liabilities	1,599,743	1,763,844	1,749,726	1,800,542	1,485,278
Total stockholders’ equity	169,372	239,101	186,305	271,606	317,551
Per Share Data:
Dividends declared per common share	$0.90	$1.21	$1.60	$1.62	$1.49
Net (loss) income per share—basic	$(0.24)	$0.17	$(0.12)	$0.36	$0.89

Net (loss) income per share—diluted	$(0.24)	$0.17	$(0.12)	$0.36	$0.87

Weighted average number of shares outstanding—basic	24,321,007	24,719,889	24,757,386	24,610,468	17,538,273

Weighted average number of shares outstanding—diluted	24,321,007	24,889,965	24,757,386	24,860,184	17,881,355

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which information has been incorporated by reference into this prospectus supplement, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision in shares of our common stock.

This offering is expected to be dilutive, and there may be future dilution of our common stock.

Giving effect to the issuance of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, we expect that this offering will have a dilutive effect on our expected earnings per share and REIT taxable income per share for the year ending December 31, 2009. The actual amount of dilution cannot be determined at this time and will be based on numerous factors. Additionally, we are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities in the future. The market price of our common stock could decline as a result of sales of a large number of our common stock in the market after this offering or the perception that such sales could occur.

USE OF PROCEEDS

The net proceeds from this offering will be approximately $42.2 million (approximately $48.6 million if the underwriters’ overallotment option is exercised in full), after deduction of underwriting discounts and commissions and estimated offering expenses.

We intend to use the net proceeds of this offering to repurchase a portion of the outstanding senior notes borrowings of our CDOs described in the table below. Any proceeds not used to repurchase senior notes of these CDOs will be used for general corporate purposes, including acquisition of investment securities and working capital. As of September 30, 2009, outstanding senior notes borrowings in our CDOs were as follows:

	Outstanding borrowings		Weighted average borrowing rate		Weighted average remaining maturity
RREF CDO 2006-1 Senior Notes	$240,052,000	(1)	1.12	%(3)	36.9 years	(5)
RREF CDO 2007-1 Senior Notes	$378,649,000	(2)	0.88	%(4)	37.0 years	(6)

(1)	Amount represents principal outstanding of $243.5 million less unamortized issuance costs of $3.5 million as of September 30, 2009.
(2)	Amount represents principal outstanding of $383.9 million less unamortized issuance costs of $5.3 million as of September 30, 2009.
(3)	All notes except one fixed-rate class bear interest at spreads ranging from 30-day Libor plus 0.32% to 30-day Libor plus 3.75%.
(4)	All notes except one fixed-rate class bear interest at spreads ranging from 30-day Libor plus 0.28% to 30-day Libor plus 3.25%.
(5)	We have the right to call the notes anytime after August 2016.
(6)	We have the right to call the notes anytime after July 2017.

Historically, we have been able to repurchase debt issued by our CDOs at significant discounts. For example, during the three months ended September 30, 2009, we repurchased $3.52 million of Class D senior notes, $7.0 million of Class E senior notes and $4.0 million of Class F senior notes totaling $14.52 million of RREF 2006-1 senior notes, issued at par, at a weighted average price of $1.8 million, or 12.25% of face amount, resulting in a gain on extinguishment of debt of $12.7 million. We believe there are further opportunities to repurchase senior notes issued by our CDOs at weighted average prices between 25% and 50% of par. There is no guarantee that we will be able to repurchase any of the senior notes issued by our CDOs, the terms of such repurchases, including our ability to purchase within the price range set forth above, or the timing thereof. See “Risk Factors.”

PRICE RANGE OF OUR COMMON STOCK AND DIVIDENDS

Our common stock is listed on the NYSE under the symbol “RSO.” The following table sets forth for the indicated periods the high and low prices for our common stock, as reported on the NYSE, and the dividends declared and paid during our past two fiscal years and the current fiscal year through December 7, 2009.

	High	Low	Dividends Declared
Fiscal 2009
Fourth Quarter (through December 7, 2009)	$5.48	$4.36	$—
Third Quarter	$6.21	$2.76	$0.30
Second Quarter	$3.89	$2.96	$0.30
First Quarter	$3.83	$1.50	$0.30

Fiscal 2008
Fourth Quarter	$6.09	$1.74	$0.39
Third Quarter	$7.63	$4.84	$0.39
Second Quarter	$9.78	$7.21	$0.41
First Quarter	$10.28	$6.00	$0.41

Fiscal 2007
Fourth Quarter	$12.49	$8.14	$0.41
Third Quarter	$14.20	$7.50	$0.41
Second Quarter	$16.85	$13.98	$0.41
First Quarter	$18.78	$14.67	$0.39

We are organized and conduct our operations to qualify as a REIT, which requires that we distribute at least 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gains). While under Revenue Procedure 2009-15 we may elect to make distributions declared with respect to our taxable year ended December 31, 2009 in part in our common stock, we have not made such election and do not expect to do so. See “Federal Income Tax Consequences of our Qualification as a REIT—Distribution Requirements.” Therefore, we intend to continue to declare quarterly cash distributions on our common stock. While we cannot assure you as to the amounts or timing of future distributions, as such distributions are subject to our earnings, financial condition, capital requirements and other factors that our board of directors may deem relevant, based on current market conditions, we expect to pay a quarterly dividend of $0.25 per share ($1.00 per share on an annualized basis) to our stockholders, beginning in the first calendar quarter of 2010.

As of December 7, 2009, there were 26,249,915 common shares outstanding held by 152 persons of record.

CAPITALIZATION

The following table shows our capitalization as of September 30, 2009: (i) on an actual basis, and (ii) on an as adjusted basis to give effect to (A) the receipt of $45.0 million in this offering, less estimated underwriting discounts and commissions and offering expenses payable by us, and (B) the receipt of total net proceeds of approximately $6.1 million from the issuance of approximately 1.2 million shares of common stock in October and November 2009 pursuant to our Dividend Reinvestment and Stock Purchase Plan. The “As Adjusted” column assumes no exercise of the underwriters’ overallotment option and does not reflect the use of proceeds. See “Use of Proceeds.”

You should read the information included in the table below in conjunction with our consolidated financial statements and the related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2009
	Actual	As Adjusted
	(dollars in thousands)
Debt:
Borrowings	$1,567,919	$1,567,919

Stockholders’ equity:

Preferred stock, par value $0.001 per share; 100,000,000 shares authorized; no shares issued and outstanding, actual and as adjusted	—	—

Common stock, par value $0.001; 500,000,000 shares authorized; 24,895,409 shares issued and outstanding (including 464,136 unvested restricted shares), actual; 36,106,581 shares issued and outstanding, as adjusted	25	36
Additional paid-in capital	355,103	403,440
Accumulated other comprehensive loss	(68,266)	(68,266)
Distribution in excess of earnings	(117,490)	(117,490)

	169,372	217,720

Total Capitalization	$1,746,818	$1,785,639

FEDERAL INCOME TAX CONSEQUENCES OF OUR QUALIFICATION AS A REIT

This section summarizes the material federal income tax considerations that you, as a stockholder, may consider relevant. Ledgewood has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein fairly summarizes the federal income tax consequences that are likely to be material to a holder of shares of our common stock. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “—Taxation of Tax-Exempt Stockholders” below), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Non-U.S. Stockholders” below).

The statements in this section are based on the current federal income tax laws. We cannot assure you that new laws, interpretations of law, court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our common stock and of our election to be taxed as a REIT.

Taxation of Our Company

We elected to be taxed as a REIT under the federal income tax laws effective for our initial taxable year ended on December 31, 2005. We believe that, commencing with such taxable year, we have been organized and operated in such a manner so as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we have qualified or will continue to operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

We have received an opinion from Ledgewood, our legal counsel, to the effect that, commencing with our taxable year ended on December 31, 2005, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the federal income tax laws, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the federal income tax laws. It must be emphasized that an opinion of counsel is expressed as of the date given, is based on various assumptions relating to the organization and operation of us and our affiliates, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code and the Treasury regulations issued thereunder, including requirements relating to the nature and composition of our assets and income. Our ability to comply with the REIT asset requirements also depends, in part, upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. For a discussion of the federal income tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on our net taxable income that we distribute to our stockholders, but taxable income generated by Resource TRS, Inc., or Resource TRS, will be subject to regular corporate income tax. However, our stockholders will generally be taxed on dividends that they receive at ordinary income rates unless such dividends are designated by us as capital gain dividends, return of capital or qualified dividend income. This differs from non-REIT C corporations, which generally are subject to federal corporate income taxes but whose individual and certain non-corporate trust and estate stockholders are generally taxed on dividends they receive at the 15% rate on qualified dividend income, and whose corporate stockholders generally receive the benefits of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. In general, income earned by a REIT and distributed to its stockholders will be subject to less federal income taxation than if such income were earned by a non-REIT C corporation, subjected to corporate income tax, and then distributed and taxed to stockholders.

While we generally are not subject to corporate income taxes on income that we distribute currently to stockholders, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to stockholders.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•

We will pay a 100% tax on net income earned on sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test due to reasonable cause and not willful neglect, as described below under “—Requirements for Qualification—Gross Income Tests,” and nonetheless continue to qualify as a REIT, we will pay a 100% tax on the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

•

In the event of a failure of any of the asset tests (other than certain de minimis failures of the 5% and 10% asset tests), as described below under “—Requirements for Qualification—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect and we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter, we will pay a tax equal to the greater of (i) $50,000 or (ii) an amount determined by multiplying the highest U.S. federal income tax rate applicable to corporations by the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the violation is due to reasonable cause, we may retain our qualification as a REIT but will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during a calendar year at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income from earlier periods,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net capital gain. In that case, a U.S. stockholder (as defined below) would be deemed to have paid tax on its proportionate share of our undistributed capital gain and include such proportionate share in income as long-term capital gains (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit for its proportionate share of the tax we paid or receive a refund to the extent the tax paid by us exceeds the U.S. stockholder’s tax liability on the undistributed capital gains.

•	We will be subject to a 100% excise tax on transactions between us and a TRS that are not conducted on an arm’s-length basis.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

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the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

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If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests allocable to stockholders that are “disqualified organizations.” Similar rules will also apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “—Requirements for Qualification—Taxable Mortgage Pools.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

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any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•	any rural electrical or telephone cooperative.

We have subsidiaries or own interests in other lower-tier entities that are corporations, including domestic TRSs, the earnings of which are subject to U.S. federal corporate income tax.

We do not currently hold, or intend to hold, REMIC residual interests but we do own residual interests in taxable mortgage pools.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest, including Resource TRS, will be subject to federal corporate income tax on its taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

•	It is managed by one or more trustees or directors.

•	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

•	It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

•	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

•	At least 100 persons are beneficial owners of its shares or ownership certificates.

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Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

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It elects to be a REIT, or has made such an election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

•	It meets certain other qualification tests, described below, regarding the nature of its income and assets.

We must meet the first four requirements during our entire taxable year and must meet the fifth requirement during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with regulatory rules pursuant to which we are required to send annual letters to our stockholders requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet the sixth requirement, we will be treated as having met the requirement. For purposes of determining share ownership under the sixth requirement, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of the sixth requirement.

We believe that we have issued sufficient common stock with sufficient diversity of ownership to satisfy the fifth and sixth requirements. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our common stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.”

In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain our REIT qualification, use a calendar year for federal income tax purposes, and comply with the record keeping requirements of the Internal Revenue Code and regulations promulgated thereunder which we have satisfied or intend to satisfy.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (described in “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries. A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries,” or TRSs. A TRS is generally a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. Overall, no more than 25% (20% for our taxable years beginning prior to January 1, 2009) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

We have jointly elected with Resource TRS to treat Resource TRS as our TRS. As a TRS, Resource TRS is subject to federal income tax, and state and local income tax where applicable, on its taxable income. To the extent that Resource TRS is required to pay taxes, it will have less cash available for distribution to us. If Resource TRS pays dividends to us, then the dividends we pay to our stockholders who are taxed as individuals, up to the amount of dividends we receive from Resource TRS, will generally be eligible to be taxed at the reduced 15% rate applicable to qualified dividend income. See “—Taxation of Taxable U.S. Stockholders.” The decision as to whether Resource TRS will distribute its after-tax income to us will be made on a periodic basis, subject to our compliance with the 25% asset test with respect to TRSs.

We have made a TRS election with respect to Apidos CDO I, Ltd., or Apidos CDO I, Apidos CDO III, Ltd., or Apidos CDO III, and Apidos Cinco CDO, Ltd., or Apidos Cinco CDO, and we may in the future make TRS elections with respect to certain entities that issue equity interests to us pursuant to CDO securitizations. The Internal Revenue Code and the Treasury regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. Certain U.S. stockholders of such non-U.S. corporations are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. Apidos CDO I, Apidos CDO III, Apidos Cinco CDO and, we expect, certain of the additional CDO vehicles in which we may invest and with which we will jointly make a TRS election, are or will be organized as Cayman Islands companies and either rely on such exemption or otherwise operate in a manner so that are not be subject to U.S. federal income tax on their net income. Therefore, despite such contemplated entities’ anticipated status as TRSs, such entities generally are not subject to U.S. federal corporate income tax on their earnings. However, we are required to include in our income, on a current basis, the earnings of these TRSs. This could affect our ability to comply with the REIT income tests and distribution requirements. See “—Gross Income Tests” and “—Distribution Requirements.”

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

We have made and may continue to in the future to make investments or enter into financing and securitization transactions that give rise to us being considered to own an interest in one or more taxable mortgage pools. Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. The portion of the REIT’s assets, held directly or through a qualified REIT subsidiary that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification are generally, except as described below, limited to the tax liability on the REIT and the REIT’s stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a taxable mortgage pool.

A portion of our income from a taxable mortgage pool arrangement, which might be non-cash accrued income, or “phantom” taxable income, could be treated as “excess inclusion income” and allocated to our stockholders. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a REMIC residual interest or taxable mortgage pool interest over (ii) the sum of an amount for each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This non-cash or “phantom” income would be subject to the distribution requirements that apply to us and could therefore adversely affect our liquidity. See “—Distribution Requirements.”

Our excess inclusion income would be allocated among our stockholders in proportion to dividends paid. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders and (iv) in the case of a stockholder that is a REIT, a regulated investment company or common trust fund, would be considered excess inclusion income of such entity.

Excess inclusion income is taxable (at the highest corporate tax rates) to us, rather than our stockholders, to the extent allocable to our shares held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations). Nominees who hold our shares on behalf of disqualified organizations are subject to this tax on the portion of our excess inclusion income allocable to the common stock held on behalf of disqualified organizations. A regulated investment company or other pass-through entity owning our common stock in record name will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations. In addition, we will withhold on dividends paid to non-U.S. stockholders (as defined below) with respect to the excess inclusion portion of dividends paid to such shareholders without regard to any treaty exception or reduction in tax rate.

The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, regulated investment company or REIT investors, foreign investors and taxpayers with net operating losses should consult their tax advisors with respect to excess inclusion income.

If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, or if we made a TRS election with respect to a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We currently do not have any subsidiary in which we own some, but less than all, of the ownership interests that is or will become taxable mortgage pools and for which we have not made TRS elections. We intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

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income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from certain “hedging transactions,” as defined in “—Hedging Transactions,” that we enter into in the normal course of our business to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets or to manage risk of currency fluctuations with respect to certain items of income or gain and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the gross income tests (but for hedges entered into prior to July 30, 2008, the rules applicable to hedging transactions were more restrictive). We will monitor the amount of our non-qualifying income and we will manage our investment portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying, “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not held as inventory or dealer property.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income multiplied by the proportion the amount by which the loan exceeds the value of the real estate that is security for the loan bears to the outstanding principal amount of the loan.

The interest, original issue discount, and market discount income that we receive from our mortgage-related assets generally, including B notes, will be qualifying income for purposes of both gross income tests. We expect that some of our loans, which we have called mezzanine loans, will not be secured by a direct interest in real property. Instead, such loans will be secured by ownership interests in a non-corporate entity owning real property. In Revenue Procedure 2003-65, the Internal Revenue Service established a safe harbor under which interest from loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as qualifying income for both the 75% and 95% gross income tests, and the loans will be treated as qualifying assets for the purposes of the 75% asset test, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive law. In situations where a loan is secured by interests in non-corporate entities but not all of the requirements of the safe harbor are met, the interest income from the loan will be qualifying income for purposes of the 95% gross income test, but potentially will not be qualifying income for purposes of the 75% gross income test. We have not limited ourselves to acquiring mezzanine loans that comply with all requirements of the safe harbor. Based on advice of counsel, we believe that substantially all of our mezzanine loans should be treated as qualifying assets notwithstanding the failures to comply with all of the requirements of the safe harbor and we will not treat any future mezzanine loans as qualifying assets absent such advice. Nevertheless, in light of the sparse guidance regarding mezzanine loans that do not meet with foregoing safe harbor, it is possible that the IRS could disagree and challenge the treatment of these loans as qualifying assets and/or our qualification as a REIT. In addition, some of our loans will not be secured by mortgages on real property or interests in real property. Our interest income from those loans will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Further, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

We hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of Our Company,” “—Requirements for Qualification,” “—Asset Tests” and “—Failure to Qualify.”

We have modified some of our loans by agreement with the borrowers, and especially in light of current economic conditions, we may agree to additional loan modifications. If the amendments to an outstanding loan results in a “significant modifications” under the applicable Treasury regulations, the modified debt is generally treated for federal income tax purposes as a new debt instrument issued in exchange for the original loan. Long-standing REIT regulations might be read to require us to redetermine whether the amount of the loan exceeds the fair market value of the real property securing the loan as of the date of such a significant modification for purposes of apportioning interest under the gross income tests. Because modifications often occur in distressed scenarios, this retesting of the new debt instrument for REIT qualification purposes may result in a portion of a loan that was a qualifying real estate asset prior to modification to be treated as a non-qualifying security that produces non-qualifying income for the 75% income test, which could result in loss of our REIT qualification.

Fee Income. We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by mortgages on real property and the fees are not determined by income and profits. Other fees for services are not qualifying income for purposes of either gross income test. Any fees earned by Resource TRS, will not be included for purposes of the gross income tests.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

We treat certain income inclusions received with respect to our current and contemplated equity investments in non-U.S. TRSs, such as Apidos CDO I, Apidos CDO III and Apidos Cinco CDO, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. The provisions that set forth what income is qualifying income for purposes of the 95% gross income test provide that gross income derived from dividends, interest and certain other enumerated classes of passive income qualify for purposes of the 95% gross income test. Income inclusions from equity investments in our foreign TRSs are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no clear precedent with respect to the qualification of such income for purposes of the REIT gross income tests. However, based on advice of counsel, we treat such income inclusions, to the extent distributed by a foreign TRS in the year accrued, as qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income was determined not to qualify for the 95% gross income test, we would be subject to a penalty tax with respect to such income to the extent it and other nonqualifying income exceeds 5% of our gross income and/or we could fail to qualify as a REIT. In any event, as noted above, such income does not constitute qualifying income satisfying the 75% gross income test. The amount of such income could be substantial, and a decline in the amount of income from qualifying sources relative to income from such TRSs could jeopardize our compliance with the 75% gross income test.

Rents from Real Property. We currently do not intend to acquire any real property, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

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First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

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Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting its rental income from the related properties.

Hedging Transactions and Foreign Currency Gains. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Income and gain from a “hedging transaction” that is clearly identified as a hedging transaction as specified in the Internal Revenue Code will not constitute gross income and thus will be exempt from the 95% gross income test and, to the extent such hedging transaction is entered into after July 30, 2008, will not constitute gross income and thus will be exempt from the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test. The term “hedging transaction” as used above generally means any transaction entered into in the normal course of business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the

75% or 95% gross income test. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into. To the extent that we do not properly identify such transactions as hedges or hedge with other types of financial instruments, the income from those transactions will likely be treated as nonqualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. In addition, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when a sale of real property will not be characterized as a prohibited transaction. We cannot assure you however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” To the extent necessary to avoid the prohibited transactions tax, we will conduct sales of our assets through a TRS.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of the Treasury.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if the IRS were to determine that we failed the 95% gross income test because income inclusions with respect to our equity investments in foreign TRSs that were distributed by the foreign TRSs during the year such income was accrued are not qualifying income for purposes of the 95% gross income test, or if such income caused us to fail the 75% gross income test, the IRS could conclude that our failure to satisfy the applicable gross income test was not due to reasonable cause. If these relief provisions are inapplicable to such failure, we will fail to qualify as a REIT. See “Failure to Qualify.” In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the amount by which we fail the 75% or 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs;

•

investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•	regular or residual interests in a REMIC.

However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.

Fourth, no more than 25% (20% with respect to our taxable years beginning before January 1, 2009) of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of securities other than those in the 75% asset class.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership.

For purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described above if at least 75% of the partnership’s gross income, excluding income from prohibited transaction, is qualifying income for purposes of the 75% gross income test described above in “—Requirements for Qualification—Gross Income Tests.”

As discussed above under “Gross Income Tests”, we hold and may make additional mezzanine loans that do not comply with the IRS safe harbor, but which we treat as qualifying assets. Although we believe substantially all of our mezzanine loans are qualifying assets, it is possible that the IRS could challenge our characterization of such loans and our qualification as a REIT.

We believe that most of the residential mortgage loans (including the B notes) and mortgage-backed securities that we have held and expect to hold have been and will be qualifying assets for purposes of the 75% asset test. For purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property if the modification results in a significant modification, as discussed above in “Gross Income Tests—Interest.” Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan. Our debt securities issued by other REITs or corporations that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test. We believe that any stock that we will acquire in other REITs will be qualifying assets for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth assets tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a TRS election. We believe that the value of our investment in Resource TRS, together with the value of our interest in the securities of our TRS securitizations such as Apidos CDO I, Apidos CDO III and Apidos Cinco CDO, has been and will continue to be less than 25% (20% with respect to our taxable years beginning before January 1, 2009) of the value of our total assets.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times, including at the time of any modification that results in a significant modification to a debt instrument we hold. In addition, we will have to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if the failure is de minimis (up to the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurs or $10 million) and we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a failure of any of the asset tests (other than a de minimis failure of the 5% and 10% asset tests described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which our identification of the failure occurs and pay a tax equal to the greater of $50,000 or an amount determined by multiplying the highest U.S. federal income tax rate applicable to corporations by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

We currently believe that the mortgage-related assets, securities and other assets that we expect to hold will satisfy the foregoing asset test requirements. However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, the values of some assets, such as the securities of some of our TRSs, may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

We currently have financing arrangements that are structured as sale and repurchase agreements pursuant to which we sell certain of our assets to a counter party and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings which are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must make such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually make the distribution before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

Generally, dividends payable in stock are not treated as dividends for purposes of the deduction for dividends, or as taxable dividends to the recipient. A complex set of rules applies when a distribution is made partially in stock and partially in cash and different shareholders receive different proportions of each. The Internal Revenue Service, in Revenue Procedure 2009-15, has given guidance with respect to certain stock distributions by publicly traded REITs (and regulated investment companies). That Revenue Procedure applies to distributions made on or after January 1, 2008 and declared with respect to a taxable year ending on or before December 31, 2009. It provides that publicly-traded REITS can distribute stock to satisfy their REIT distribution requirements if stated conditions are met. These conditions include that at least 10% of the aggregate declared distributions be paid in cash and the shareholders be permitted to elect whether to receive cash or stock, subject to the limit set by the REIT on the cash to be distributed in the aggregate to all shareholders. We did not avail ourselves of this Revenue Procedure with respect to any distributions for our 2008 taxable year, and we do not expect to do so for distributions with respect to our 2009 taxable year.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net capital gain we receive in a taxable year. See “—Taxation of Taxable U.S. Stockholders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•

We will recognize taxable income in advance of the related cash flow if any of our MBS are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•

We will include in our taxable income for federal income tax purposes, items of income from certain of our CDO entities, such as Apidos CDO I, Apidos CDO III and Apidos Cinco CDO, in which we hold an interest, even in the absence of actual cash distributions.

•

We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•	We may recognize phantom taxable income from any residual interests in REMICs or equity interests in taxable mortgage pools not held through a TRS.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as dividend income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction, and individual and certain non-corporate trust and estate stockholders may be eligible for the reduced federal income tax rate of 15% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from electing to be taxed as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

The term “U.S. stockholder” means a holder of our common stock that, for federal income tax purposes, is:

•	a citizen or resident (as defined in Section 7701(b) of the Internal Revenue Code) of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership. A “non-U.S. stockholder” is a holder of our common stock that is not a U.S. stockholder, a partnership or an entity classified as a partnership for U.S. federal income tax purposes.

As long as we qualify as a REIT, a taxable “U.S. stockholder” must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify as “qualified dividend income” for the maximum tax rate accorded to capital gains. After 2010, the rate applicable to qualified dividends is currently scheduled to return to the tax rate generally applicable to ordinary income. Qualified dividend income generally includes dividends paid to individuals, trusts and estates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “—Taxation of Our Company” above), our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends attributable to dividends received by us from non-REIT corporations, such as our domestic TRSs (but generally not from our TRSs organized as Cayman organizations), and to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock became ex-dividend.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held our common stock. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such common stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her common stock as long-term capital gain, or short-term capital gain if the shares of common stock have been held for one year or less, assuming the shares of common stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, stockholders at times may be required to pay federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Taking into account the time value of money, this acceleration of federal income tax liabilities may reduce a stockholder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased our common stock at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable stockholder will decrease. We will consider the potential effects of phantom income on our taxable stockholders in managing our investments.

Any excess inclusion income (See “—Requirements for Qualification—Taxable Mortgage Pools” for a definition of excess inclusion income) that we recognize generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year. A stockholder’s share of excess inclusion income would not be allowed to be offset by any net operating losses or other deductions otherwise available to the stockholder.

Taxation of U.S. Stockholders on the Disposition of Common Stock

In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between (i) the sum of the fair market value of any property and the amount of cash received in such disposition and (ii) the U.S. stockholder’s adjusted basis in the shares for tax purposes. Such adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock may be disallowed if the U.S. stockholder purchases other common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which rate will apply for the period from January 1, 2003 to December 31, 2010). The maximum tax rate on long-term capital gain applicable to individuals, trusts and estates is 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2010. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our individual, trust and estate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a current rate of 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders. See “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Furthermore, a tax-exempt stockholder’s share of any excess inclusion income that we recognize would be subject to tax as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our stock; or

•	a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our common stock, including any reporting requirements.

Ordinary Dividends. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of United States real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold federal income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us, or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

However, reduced treaty rates are not available to the extent that the income allocated to the non-U.S. stockholder is excess inclusion income. Our excess inclusion income generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year.

Non-Dividend Distributions. A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that common stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the common stock if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or exchange of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund from the IRS of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Capital Gain Dividends. A non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under special provisions of the federal income tax laws known as “FIRPTA.” The term “United States real property interests” includes interests in real property, other than interests in real property solely in a capacity as a creditor, and shares in corporations at least 50% of whose assets consist of interests in real property. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Nonetheless, we cannot exclude the possibility, for example, if we are able to resell a foreclosure property for an amount higher than the fair market value of such property at the time of foreclosure. Under the FIRPTA rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against our tax liability for the amount we withhold. However, a non-U.S. stockholder that owns, actually or constructively, no more than 5% of our common stock at all times during the one-year period ending on the date of the distribution will not be subject to the 35% FIRPTA withholding tax with respect to distributions that are attributable to gain from our sale or exchange of United States real property interests, provided our common stock is regularly traded on an established securities market. Instead, non-U.S. stockholders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

Sale of Common Stock. In the unlikely event that our common stock constituted a United States real property interest (which generally requires that at least 50% of our assets consist of United States real property interests), gains from the sale of our common stock by a non-U.S. stockholder could be subject to a FIRPTA tax. However, even if that event were to occur, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we were a “domestically-controlled qualified investment entity.” We will be a domestically-controlled qualified investment entity if, at all times during a specified testing period, we are a REIT and less than 50% in value of our stock is held directly or indirectly by non-U.S. stockholders. Because our common stock is publicly traded, no assurance can be given that we will continue to be a domestically controlled qualified investment entity.

Even if we are a domestically controlled qualified investment entity, upon disposition of our common stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. stockholder disposes of an interest in our stock and directly or indirectly acquires, enters into a contract or option to acquire or is deemed to acquire, other shares of our stock within a specified period. This rule does not apply if the exception for distributions to 5% or smaller stockholder of regularly traded classes of stock is satisfied.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time the non-U.S. stockholder sells or exchanges our common stock, the gain from such a sale or exchange will not be subject to tax under FIRPTA as a sale of United States real property interests if our common stock is regularly traded, as defined by the applicable Treasury regulations, on an established securities market, and such non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times throughout the five-year period ending on the date of the sale or exchange.

If the gain on the sale of the common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as a taxable U.S. stockholder, subject to applicable alternative minimum tax, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or

•

the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2010, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% tax rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective stockholders should consult their tax advisors regarding the effect of sunset provisions on an investment in our common stock.

State and Local Taxes

We and/or our stockholders may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

UNDERWRITING

FBR Capital Markets & Co., or FBR, is acting as representative of the underwriters in this offering. Subject to the terms and conditions in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase from us, on a firm commitment basis, the number of shares of common stock listed in the following table:

Underwriter	Number of Shares
FBR Capital Markets & Co.	8,000,000
JMP Securities LLC	2,000,000

Total	10,000,000

We have granted the underwriters an option exercisable during the 30-day period after the date of this prospectus supplement to purchase, at the public offering price less underwriting discounts and commissions, up to an additional 1,500,000 shares of common stock for the sole purpose of covering overallotments, if any. To the extent that the underwriters exercise the option, the underwriters will be committed, subject to certain conditions, to purchase that number of additional shares.

Under the terms and conditions of the underwriting agreement, the underwriters are committed to purchase all of the shares offered by this prospectus supplement, other than the shares subject to the overallotment option, if any shares are purchased. We have agreed to indemnify the underwriters against certain civil liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments the underwriters may be required to make in respect of such liabilities.

The underwriters initially propose to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at the same offering price less a concession not to exceed $0.15 per share. If the shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without the Overallotment Option	With the Overallotment Option
Public offering price	$4.5000	$45,000,000	$51,750,000
Underwriting discount	$0.2475	$2,475,000	$2,846,250
Proceeds, before expenses, to us	$4.2525	$42,525,000	$48,903,750

Our total expenses for the offering are estimated to be approximately $300,000 and are payable by us.

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over allot this offering by selling more than the number of shares of common stock offered by this prospectus supplement, creating a syndicate short position. In addition, the underwriters may bid for and purchase common stock in the open market to cover syndicate short positions or to stabilize the price of the common stock. Finally, the underwriters may reclaim selling concessions from dealers if shares of our common stock sold by such dealers are repurchased in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the common stock above independent market levels. These transactions may be effected in the over-the-counter market or otherwise. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Subject to certain exceptions, we, our directors and executive officers, our Manager and Resource America and its subsidiaries have agreed that, without the prior written consent of FBR, we will not, during the period ending 60 days after the date of this prospectus supplement:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to sell, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable or exchangeable for any shares of our common stock; or

•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

FBR does not intend to release any portion of the common stock subject to the foregoing lock-up agreements. However, FBR, in its sole discretion, may release any of the common stock from the lock-up agreements prior to expiration of the 60-day period without notice. In considering a request to release shares from a lock-up agreement, FBR will consider a number of factors, including the impact that such a release would have on this offering and the market for our common stock and the equitable considerations underlying the request for releases.

The 60-day restricted period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the 60-day restricted period we issue an earnings release or announce material news or a material event relating to us occurs; or (2) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day period, in which case the restrictions described in the preceding paragraphs will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event. This automatic extension is waivable only by FBR on behalf of the underwriters.

The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed on for us by Ledgewood. DLA Piper LLP (US) will pass upon the validity of the shares of common stock being offered hereby and certain other matters under Maryland law for us. Clifford Chance US LLP, New York, New York, has acted as counsel to the underwriters in connection with certain legal matters related to this offering.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act with respect to the common stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement, as allowed by the rules and regulations of the SEC. You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to our company and the common stock offered by this prospectus supplement. Copies of the registration statement and the exhibits to such registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described below. Statements contained or incorporated by reference in this prospectus supplement concerning the provisions of certain documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file reports, proxy statements, and other information with the SEC. Through our website at www.resourcecapitalcorp.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus supplement or the accompanying prospectus. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system. This website can be accessed at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” into this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except as described below. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC, other than any portions of such documents that are not deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in accordance with the Exchange Act and applicable SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 1, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

•	our Current Reports on Form 8-K filed with the SEC on March 17, 2009, July 6, 2009, October 20, 2009, November 3, 2009, November 9, 2009 and November 30, 2009; and

•	the description of our common stock contained in our Registration Statement on Form 8-A dated January 25, 2006.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this prospectus supplement and the accompanying prospectus to the end of the offering of the shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus shall also be deemed to be incorporated herein by reference (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) and will automatically update information in this prospectus supplement and the accompanying prospectus.

Any statements made in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Resource Capital Corp.

Attention: Purvi Kamdar

712 Fifth Avenue

10th Floor

New York, New York 10019

(212) 506-3893

PROSPECTUS

$200,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

We may offer, issue and sell from time to time, together or separately, shares of our common stock, shares of our preferred stock, which we may issue in one or more series, or warrants to purchase shares of our common stock, at an aggregate initial offering price which will not exceed $200,000,000.

We will provide the specific terms of these securities in one or more supplements to this prospectus or in other offering materials. You should read this prospectus, any prospectus supplement and any other offering materials carefully before you invest.

An investment in these securities entails material risks and uncertainties. You should read carefully the risk factors described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2007, before investing in our securities.

Our common stock is listed on the New York Stock Exchange under the trading symbol “RSO.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement or other offering materials will describe the terms of the plan of distribution and set forth the names of any agents, dealers or underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 35 for more information on this topic. No securities may be sold without delivery of a prospectus supplement or other offering materials describing the method and terms of the offering of those securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 6, 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this registration process, over the next three years (or such longer period permitted under SEC rules), we may sell any combination of our common stock, preferred stock or warrants. The terms of these offerings will be determined at the time of sale. We refer to the shares of common stock, shares of preferred stock and warrants collectively as the “securities” in this prospectus. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.”

The specific terms of the securities we offer and the terms of their sale will be set forth in an accompanying supplement to this prospectus or other offering materials. This prospectus describes some of the general terms that may apply to these securities. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering materials together with the additional information described in the section of the prospectus entitled “Where You Can Find More Information.” We are not making an offer of our securities in any state where the offer or solicitation is not authorized. Our address is 712 Fifth Avenue, 10th Floor, New York, NY 10019. Our telephone number is (212) 506-3870.

As used in this prospectus, unless the context suggests otherwise, the terms “we,” “us” and “our” refer to Resource Capital Corp. and its subsidiaries, “Manager” refers to Resource Capital Manager, Inc., our external manager and “Resource America” refers to Resource America, Inc. and its affiliated companies, including the Manager.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

Forward-looking statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make or which are incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•	the risk factors described or incorporated by reference in this prospectus;

•	changes in our industry, interest rates, the debt securities markets, real estate markets or the general economy;

•	increased rates of default and/or decreased recovery rates on our investments;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in governmental regulations, tax rates and similar matters;

•	changes in our business strategy;

•	availability of investment opportunities in commercial real estate-related and commercial finance assets;

•	the degree and nature of our competition;

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.

We caution you not to place undue reliance on these forward-looking statements which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC with respect to this offering. This prospectus constitutes only part of the registration statement and does not contain all of the information set forth in the registration statement, its exhibits and its schedules. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document to which we make reference are not necessarily complete and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge through our website at www.resourcecapitalcorp.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC but that we do not include in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

•	Our Current Report on Form 8-K filed April 17, 2008.

•	The description of our common stock contained in our Registration Statement on Form 8-A dated January 25, 2006.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of this offering made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update and supersede information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Resource Capital Corp.

Attention: Purvi Kamdar

712 Fifth Avenue

10th Floor

New York, New York 10019

(212) 506-3893

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

THE COMPANY

We are a specialty finance company that focuses primarily on investments in commercial real estate-related and commercial finance assets. We qualify as a real estate investment trust, or REIT, for federal income tax purposes. Our objective is to provide our stockholders with total returns over time, including quarterly distributions and capital appreciation, while seeking to manage the risks associated with our investment strategy. We finance a substantial portion of our portfolio investments through borrowing strategies seeking to match the maturities and repricing dates of our financings with the maturities and repricing dates of those investments, and to mitigate interest rate risk through derivative instruments.

We are externally managed and advised by our Manager, Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America (NASDAQ: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate, and commercial finance sectors. We do not have any ownership interest in the Manager. It does not currently provide management or advisory services to other entities or clients, although our management agreement does not restrict it from doing so, except that it may not advise any new REIT that invests primarily in mortgage-backed securities, or MBS, in the United States. We do not control the assets or personnel of Resource America. Under our management agreement with the Manager and Resource America, the Manager is responsible for providing us with all management and support personnel and services necessary for our day-to-day operations. Because neither we nor the Manager has any employees of our own, nor does either of us have any independent officers, although our chief financial officer is exclusively dedicated to our operations, we depend entirely upon Resource America for personnel and administrative infrastructure.

Our investments target the following asset classes:

Asset Class	Principal Investments
Commercial real estate-related assets

•     First mortgage loans, which we refer to as whole loans

•     First priority interests in first mortgage loans, which we refer to as A notes

•     Subordinated interests in first mortgage loans, which we refer to as B notes

•     Mezzanine debt related to commercial real estate that is senior to the borrower’s equity position but subordinated to other third-party financing

•     Commercial mortgage-backed securities, which we refer to as CMBS

Commercial finance assets

•     Senior secured corporate loans, which we refer to as bank loans

•     Other asset-backed securities, which we refer to as other ABS, backed principally by small business and bank loans and, to a lesser extent, by consumer receivables

•     Equipment leases and notes, principally small- and middle-ticket commercial direct financing leases and notes

•     Trust preferred securities of financial institutions

Asset Class	Principal Investments
• Debt tranches of collateralized debt obligations, which we refer to as CDOs • Private equity investments, principally issued by financial institutions

Residential real estate-related assets	• Residential mortgage-backed securities, which we refer to as ABS-RMBS

We generate our income primarily from the spread between the revenues we receive from our assets and the cost to finance the purchase of those assets and hedge interest rate risks. We generate revenues from the interest we earn on our whole loans, A notes, B notes, mezzanine debt, CMBS, ABS-RMBS, other ABS, bank loans and payments on equipment leases and notes. The cost of borrowings to finance our investments comprises a significant part of our expenses. Our net income depends on our ability to control these expenses relative to our revenue.

We have not adopted policies that require us to establish or maintain any specific asset allocations. As a result, we cannot predict the percentage of our assets that we will invest in each asset class or whether we will invest in other asset classes or investments. Investing in multiple asset classes does not reduce or eliminate many of the risks associated with our investment portfolio such as geographic concentration risk and credit risk. We may change our investment strategies and policies, and the percentage of assets that may be invested in each asset class, without a vote of our stockholders.

Because we elected and qualified to be taxed as a REIT and intend to operate our business so as to be excluded from regulation under the Investment Company Act of 1940, as amended, we are required to invest a majority of our assets in qualifying real estate assets, such as whole pool certificates which represent the entire beneficial interest in an underlying pool of mortgage loans, A notes, B notes with foreclosure rights on the underlying mortgages, mezzanine debt that is the functional equivalent of second mortgage loans, mortgage loans and other liens on and interests in real estate. Therefore, the percentage of our assets we may invest in other MBS, other B notes, other mezzanine debt, other ABS, bank loans, equipment leases and notes, trust preferred securities, private equity and other types of investments is limited, unless those investments comply with federal income tax requirements for REIT qualification and requirements that allow us to continue to be excluded from Investment Company Act regulation.

Our principal office is located at 712 Fifth Avenue, 10th Floor, New York, New York 10019 and our telephone number is (212) 506-3870. Our website is located at www.resourcecapitalcorp.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2007, which has been filed with the SEC and incorporated herein by reference, in addition to the other information contained in this prospectus, in an applicable prospectus supplement, or incorporated by reference herein, before purchasing any of our securities. Any of these risks could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us. In any such case, you could lose a portion of your original investment.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for general corporate purposes, which may include, but not be limited to, refinancing or repayment of indebtedness, capital expenditures and working capital. Pending any of these uses, the net proceeds of a sale will be held in interest-bearing bank accounts or invested in readily marketable, interest-bearing securities.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated are set forth below. For purposes of calculating the ratios set forth below, earnings represent pretax income from continuing operations, as adjusted for fixed charges; and fixed charges represent interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest within rental expense. We have not issued any preferred stock as of the date of this prospectus, and, accordingly, we have not paid any preferred stock dividends.

	Three months ended March 31, 2008	Year ended December 31, 2007	Year ended December 31, 2006	For the period from March 8, 2005 (date operations commenced) through December 31, 2005
	(unaudited)
Ratio of earnings to combined fixed charges and preferred stock dividends	1.41	1.08	1.15	1.25

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following is a summary description of our capital stock. Copies of our charter and bylaws are available upon request. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 500,000,000 shares of common stock and 100,000,000 shares of preferred stock, both having par value $0.001 per share. As of May 23, 2008, we had 25,282,632 shares of common stock outstanding and no shares of preferred stock outstanding. Under Maryland law, our stockholders are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, distributions and voting and, when issued and paid for, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock will be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may be specified otherwise in the terms of any class or series of our common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors and holders of less than a majority of such shares will be unable to elect any director.

Preferred Stock

The following description sets forth general terms and provisions of our authorized preferred stock. Any preferred stock issued under this prospectus will be issued as one or more new series of preferred stock, the rights, preferences, privileges and restrictions of which will be fixed by articles supplementary relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•	the maximum number of shares in the series and the designation of the series;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of beneficial interests;

•	the voting rights, if any, of the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

The description of preferred stock above is not complete. You should refer to the articles supplementary with respect to a series of preferred stock for complete information concerning the terms of that series. A copy of the articles supplementary for each new series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in such registration statement.

Our board of directors may authorize the issuance of additional series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of common shareholders. The issuance of preferred stock could have the effect of delaying or preventing a change in control, and may cause the market price of common stock to decline or impair the voting and other rights of the holders of common stock.

Power to Reclassify Unissued Shares of Our Capital Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Before issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Internal Revenue Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the second half of any calendar year.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock. Our board may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT. Our board has waived the ownership limit for Omega Advisors, in its capacity as the manager of funds and investment accounts, and Resource America. Our board has set Omega’s and Resource America’s ownership limit at 15% of our outstanding capital stock in the aggregate, provided that no one of Omega’s funds or accounts can own more than 9.8% of our outstanding capital stock. Our board may reduce each of these ownership limits at its discretion; however, any such reduction will not be effective as to shares then owned by Omega’s funds and accounts or by Resource America in excess of the reduced limit. Each such fund or account would be deemed to be a separate holder for Internal Revenue Code purposes.

Our charter also prohibits any person from:

•

beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, and

•	transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust (as described below), will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our qualification as a REIT.

Our charter provides that, until all classes of our equity securities are “publicly-traded” for purposes of resolutions issued by the U.S. Department of Labor regarding assets of benefit plans, which we refer to as the DOL Plan Asset Regulations, equity participation in any class of our capital stock by benefit plan investors is limited to less than 25% in the aggregate, disregarding for such purposes any stock held by persons or their affiliates who have discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets (such as the Manager and its affiliates), so that such participation in that class of our stock by benefit plan investors will not be deemed to be “significant.”

Any attempted transfer of our stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) before the date of the transfer. If, for any reason, the transfer to the trust does not occur, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary.

Any distribution paid before our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of:

•

the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust, and

•

the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, before our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift), and

•	the market price on the date we, or our designee, accept the offer.

We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner must provide us such additional information as we may request in order to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner must, upon demand, provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interests of our stockholders.

Registration Rights

In connection with our March 2005 private offering, we granted the Manager both piggyback registration rights and the right to demand that we register shares of restricted stock and shares of common stock underlying the options issued to the Manager upon completion of the private offering and shares of common stock issued to the Manager as incentive compensation under our management agreement. As of the date of this prospectus, the Manager has not exercised its piggyback or demand registration rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. We expect that American Stock Transfer & Trust Company will act as the transfer agent for any preferred stock or warrants we may offer pursuant to a supplement to this prospectus.

DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or any other offering materials and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement or any other offering materials. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Reference is made to each prospectus supplement or any other offering materials for the specific terms of the warrants offered thereby. These terms may include the following, as applicable:

•	the title and aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the title, amount and terms of the securities purchasable upon exercise of the warrants;

•	the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which the related securities may be purchased upon exercise of the warrants;

•	the exercise period for the warrants;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	any applicable anti-dilution, redemption or call provisions;

•	any applicable book-entry provisions;

•	a discussion of federal income tax considerations, if any; and

•	any other terms of the warrants.

Outstanding Warrants

On January 13, 2006, we issued 1,568,244 warrants to our stockholders of record on January 4, 2006, including holders of restricted stock, as a dividend. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $15.00 per share. Stockholders received one warrant for each 10 shares of common stock held. If an existing stockholder owned shares in other than a ten-share increment, the stockholder received an additional warrant. The warrants will expire on January 13, 2009, and became exercisable on January 13, 2007. The exercise price of the warrants, and the number of shares issuable upon exercise of the warrants is subject to adjustment in the event of payment of a stock dividend with respect to, or a distribution of shares of, our common stock, a combination or reclassification of our common stock, or a consolidation or merger.

In connection with the January 2006 issuance of warrants, we agreed to file a shelf registration statement with respect to the underlying shares of common stock. A registration statement covering the resales of such underlying common stock was declared effective on August 13, 2007.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following summarizes material provisions of Maryland law and our charter and bylaws and is subject to, and qualified in its entirety by, reference to Maryland law and to our charter and bylaws.

The Maryland General Corporation Law, or MGCL, and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. We expect that these provisions may discourage certain coercive takeover practices and inadequate takeover bids and may encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than two nor more than 15. Our bylaws currently provide that any vacancy may be filled by a majority of the remaining directors, except a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders, and until a successor is duly elected and qualifies. However, our charter provides that, at such time as we have at least three independent directors and a class of our common or preferred stock is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the board of directors. Accordingly, at such time, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only

•	pursuant to our notice of the meeting,

•	by the board of directors or

•

by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only

•	pursuant to our notice of the meeting,

•	by the board of directors or

•

provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions, which have been first declared advisable by our board of directors, by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Our bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter.

Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, but does not include the acquisition of shares (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this subtitle, or (iii) under a merger, consolidation, or share exchange effected under Subtitle 1 of the Control Share Acquisition Act if the corporation is a party to the merger, consolidation, or share exchange.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds stockholder vote for the removal of any director from the board, as well as require such removal be for cause (as defined in our charter), (b) unless called by our chairman of the board, our president, our chief executive officer or the board, require the request of holders of a majority of outstanding shares to call a special meeting and (c) vest in the board of exclusive power to fix the number of directorships. Our charter also provides that at such time as Subtitle 8 becomes applicable to us, our board will have the exclusive power to fill vacancies on the board, by a vote of the remaining directors, and such vacancies will be filled until the end of the term of the class of directors in which the vacancy occurred.

FEDERAL INCOME TAX CONSEQUENCES OF OUR QUALIFICATION AS A REIT

This section summarizes the material federal income tax considerations that you, as a stockholder, may consider relevant. Ledgewood has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein fairly summarizes the federal income tax consequences that are likely to be material to a holder of our shares of common stock. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “—Taxation of Tax-Exempt Stockholders” below), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Non-U.S. Stockholders” below).

The statements in this section are based on the current federal income tax laws. We cannot assure you that new laws, interpretations of law, court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our common stock and of our election to be taxed as a REIT.

Taxation of Our Company

We elected to be taxed as a REIT under the federal income tax laws effective for our initial taxable year ending on December 31, 2005. We believe that, commencing with such taxable year, we have been organized and operated in such a manner so as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we have qualified or will continue to operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with, and prior to the issuance of any securities pursuant to this prospectus, we expect to receive the opinion of Ledgewood, our legal counsel, to the effect that, commencing with our taxable year ended on December 31, 2005, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the federal income tax laws, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the federal income tax laws. It must be emphasized that an opinion of counsel is expressed as of the date given, is based on various assumptions relating to the organization and operation of us and our affiliates, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code and the Treasury regulations issued thereunder, including requirements relating to the nature and composition of our assets and income. Our ability to comply with the REIT asset requirements also depends, in part, upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. For a discussion of the federal income tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on our net taxable income that we distribute to our stockholders, but taxable income generated by Resource TRS will be subject to regular corporate income tax. However, our stockholders will generally be taxed on dividends that they receive at ordinary income rates unless such dividends are designated by us as capital gain dividends, return of capital or qualified dividend income. This differs from non-REIT C corporations, which generally are subject to federal corporate income taxes but whose individual and certain non-corporate trust and estate stockholders are generally taxed on dividends they receive at the 15% rate on qualified dividend income, and whose corporate stockholders generally receive the benefits of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. In general, income earned by a REIT and distributed to its stockholders will be subject to less federal income taxation than if such income were earned by a non-REIT C corporation, subjected to corporate income tax, and then distributed and taxed to stockholders.

While we generally are not subject to corporate income taxes on income that we distribute currently to stockholders, we will be subject to federal tax in the following circumstances:

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We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to stockholders.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

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We will pay a 100% tax on net income earned on sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy the 75% gross income test or the 95% gross income test due to reasonable cause and not willful neglect, as described below under “—Requirements for Qualification—Gross Income Tests,” and nonetheless continue to qualify as a REIT, we will pay a 100% tax on the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

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In the event of a failure of any of the asset tests (other than certain de minimis failures of the 5% and 10% asset tests), as described below under “—Requirements for Qualification—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect and we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the violation is due to reasonable cause, we may retain our qualification as a REIT but will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during a calendar year at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income from earlier periods,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and a TRS that are not conducted on an arm’s-length basis.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

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the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

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If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held by “disqualified organizations.” Similar rules will also apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “—Requirements for Qualification—Taxable Mortgage Pools.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

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any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•	any rural electrical or telephone cooperative.

We have subsidiaries or own interests in other lower-tier entities that are corporations, including domestic TRSs, the earnings of which are subject to U.S. federal corporate income tax.

We do not currently intend to hold REMIC residual interests but it is likely that we directly or through a qualified REIT subsidiary of ours will own residual interests in taxable mortgage pools, such as our interest in Ischus CDO II.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest, including Resource TRS, will be subject to federal corporate income tax on its taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

•	It is managed by one or more trustees or directors.

•	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

•	It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

•	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

•	At least 100 persons are beneficial owners of its shares or ownership certificates.

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Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

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It elects to be a REIT, or has made such an election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

•	It meets certain other qualification tests, described below, regarding the nature of its income and assets.

We must meet the first four requirements during our entire taxable year and must meet the fifth requirement during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated the sixth requirement, we will be deemed to have satisfied the sixth requirement for that taxable year. For purposes of determining share ownership under the sixth requirement, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of the sixth requirement.

We believe that we have issued sufficient common stock with sufficient diversity of ownership to satisfy the fifth and sixth requirements. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our common stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.”

If we comply with regulatory rules pursuant to which we are required to send annual letters to our stockholders requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet the sixth requirement, we will be treated as having met the requirement.

In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain our REIT qualification, use a calendar year for federal income tax purposes, and comply with the record keeping requirements of the Internal Revenue Code and regulations promulgated thereunder which we have satisfied or intend to satisfy.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (described in “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries. A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries,” or TRSs. A TRS is generally a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

We have jointly elected with Resource TRS to treat Resource TRS as our TRS. As a TRS, Resource TRS will be subject to federal income tax, and state and local income tax where applicable, on its taxable income. To the extent that Resource TRS is required to pay taxes, it will have less cash available for distribution to us. If Resource TRS pays dividends to us, then the dividends we pay to our stockholders who are taxed as individuals, up to the amount of dividends we receive from Resource TRS, will generally be eligible to be taxed at the reduced 15% rate applicable to qualified dividend income. See “—Taxation of Taxable U.S. Stockholders.” The decision as to whether Resource TRS will distribute its after-tax income to us will be made on a periodic basis, subject to our compliance with the 20% asset test.

We have made a TRS election with respect to Apidos CDO I , Apidos CDO III and Apidos Cinco CDO, and we anticipate that we will likely continue to make TRS elections with respect to certain entities that issue equity interests to us pursuant to CDO securitizations. The Internal Revenue Code and the Treasury regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. Certain U.S. stockholders of such non-U.S. corporations are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. Apidos CDO I, Apidos CDO III, Apidos Cinco CDO and, we expect, certain of the additional CDO vehicles in which we may invest and with which we will jointly make a TRS election, will be organized as Cayman Islands companies and will either rely on such exemption or otherwise operate in a manner so that they will not be subject to U.S. federal income tax on their net income. Therefore, despite such contemplated entities’ anticipated status as TRSs, such entities would generally not be subject to U.S. federal corporate income tax on their earnings. However, we will likely be required to include in our income, on a current basis, the earnings of these TRSs. This could affect our ability to comply with the REIT income tests and distribution requirements. See “—Gross Income Tests” and “—Distribution Requirements.”

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

The Ischus CDO II securitization of mortgage loans is classified as a taxable mortgage pool securitization.

We likely will continue to make investments or enter into financing and securitization transactions, similar to Ischus CDO II, that give rise to us being considered to own an interest in one or more taxable mortgage pools. Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. The portion of the REIT’s assets, held directly or through a qualified REIT subsidiary that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not affect the tax status of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the tax liability on the REIT and the REIT’s stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a taxable mortgage pool.

A portion of our income from a taxable mortgage pool arrangement, which might be non-cash accrued income, or “phantom” taxable income, could be treated as “excess inclusion income” and allocated to our stockholders. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a REMIC residual interest or taxable mortgage pool interest over (ii) the sum of an amount for each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This non-cash or “phantom” income would be subject to the distribution requirements that apply to us and could therefore adversely affect our liquidity. See “—Distribution Requirements.”

Our excess inclusion income would be allocated among our stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders and (iv) in the case of a stockholder that is a REIT, a regulated investment company or common trust fund, would be considered excess inclusion income of such entity.

Excess inclusion income is taxable (at the highest corporate tax rates) to us, rather than our stockholders, to the extent allocable to our shares held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations). Nominees who hold our shares on behalf of disqualified organizations are subject to this tax on the portion of our excess inclusion income allocable to the common stock held on behalf of disqualified organizations. A regulated investment company or other pass-through entity owning our common stock in record name will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations. In addition, we will withhold on dividends paid to non-U.S. stockholders with respect to the excess inclusion portion of dividends paid to such shareholders without regard to any treaty exception or reduction in tax rate.

The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, regulated investment company or REIT investors, foreign investors and taxpayers with net operating losses should consult their tax advisors with respect to excess inclusion income.

If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, or we fail to qualify as a REIT, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We currently do not have any subsidiary in which we own some, but less than all, of the ownership interests that are or will become taxable mortgage pools, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

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income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” that we enter into in the normal course of our business to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but will be included in the denominator for purposes of the 75% gross income test). We will monitor the amount of our non-qualifying income and we will manage our investment portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying, “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

The interest, original issue discount, and market discount income that we receive from our mortgage-related assets generally, including B notes, will be qualifying income for purposes of both gross income tests. We expect that some of our loans, which we have called mezzanine loans, will not be secured by a direct interest in real property. Instead, such loans will be secured by ownership interests in a non-corporate entity owning real property. In Revenue Procedure 2003-65, the Internal Revenue Service established a safe harbor under which interest from loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as qualifying income for both the 75% and 95% gross income tests, and the loans will be treated as qualifying assets for the purposes of the 75% asset test, provided several requirements are satisfied. Some of our mezzanine loans, however, may not qualify for that safe harbor. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive law. In situations where a loan is secured by interests in non-corporate entities but not all of the requirements of the safe harbor are met, the interest income from the loan will be qualifying income for purposes of the 95% gross income test, but potentially will not be qualifying income for purposes of the 75% gross income test. In addition, some of our loans will not be secured by mortgages on real property or interests in real property. Our interest income from those loans will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Further, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Equipment Lease Income. Any income we receive as lease payments from equipment leases in which we may invest will be qualifying income for purposes of the 95% gross income test only if the lease is considered a “financing lease” and not a “true lease” for federal income tax purposes. Although the classification of a lease as a “financing lease” or a “true lease” is sometimes a difficult one, where the fixed rents during the base term of the lease are sufficient for the lessor to recover its entire investment in the equipment plus a market interest rate of return, and the lessor is not entitled to any substantial residual value of its equipment, the lease will be characterized as a “financing lease.” It is expected that all of our equipment leases will be structured in that manner and thus the interest component of the payments received will qualify for the 95% gross income test. In no event will income from equipment leases qualify for the 75% gross income test.

Fee Income. We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by Resource TRS, will not be included for purposes of the gross income tests.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

We intend to treat certain income inclusions received with respect to our current and contemplated equity investments in non-U.S. TRSs, such as Apidos CDO I, Apidos CDO III and Apidos Cinco CDO, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. The provisions that set forth what income is qualifying income for purposes of the 95% gross income test provide that gross income derived from dividends, interest and certain other enumerated classes of passive income qualify for purposes of the 95% gross income test. Income inclusions from equity investments in our foreign TRSs are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no clear precedent with respect to the qualification of such income for purposes of the REIT gross income tests. However, based on advice of counsel, we intend to treat such income inclusions, to the extent distributed by a foreign TRS in the year accrued, as qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income was determined not to qualify for the 95% gross income test, we would be subject to a penalty tax with respect to such income to the extent it and other nonqualifying income exceeds 5% of our gross income and/or we could fail to qualify as a REIT.

Rents from Real Property. We currently do not intend to acquire any real property, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

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First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

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Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting its rental income from the related properties.

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test (but will be treated as non qualifying income for purposes of the 75% gross income test). A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into. To the extent that we hedge for other purposes, or to the extent that a portion of our mortgage loans is not secured by “real estate assets” (as described below under “—Asset Tests”) or in other situations, the income from those transactions will likely be treated as nonqualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when a sale of real property will not be characterized as a prohibited transaction. We cannot assure you however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” To the extent necessary to avoid the prohibited transactions tax, we will conduct sales of our assets through a TRS.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of the Treasury.

If the IRS were to determine that we failed the 95% gross income test because income inclusions with respect to our equity investments in foreign TRSs that were distributed by the foreign TRSs during the year such income was accrued are not qualifying income, it is possible that the IRS would not consider our position taken with respect to such income, and accordingly our failure to satisfy the 95% gross income test, to be considered to be due to reasonable cause and not due to willful neglect. If the IRS were to successfully assert this position, we would fail to qualify as a REIT. See “Failure to Qualify.” Accordingly, we cannot predict whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the amount by which we fail the 75% or 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs;

•

investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•	regular or residual interests in a REMIC.

However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership.

For purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described above if at least 75% of the partnership’s gross income, excluding income from prohibited transaction, is qualifying income for purposes of the 75% gross income test described above in “—Requirements for Qualification—Gross Income Tests.”

We hold, and it is possible that we may hold in the future, real estate mezzanine loans that are secured by equity interests in a non-corporate entity that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan to such a non-corporate entity, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test described above. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, any real estate mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor.

We believe that most of the residential mortgage loans (including the B notes) and mortgage-backed securities that we expect to hold will be qualifying assets for purposes of the 75% asset test. For purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan. Our debt securities issued by other REITs or corporations that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test. We believe that any stock that we will acquire in other REITs will be qualifying assets for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth assets tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a TRS election. We anticipate that value of our investment in Resource TRS, together with the value of our interest in the securities of our TRS securitizations such as Apidos CDO I, Apidos CDO III and Apidos Cinco CDO, will be less than 20% of the value of our total assets.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will have to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a failure of any of the asset tests (other than a de minimis failure of the 5% and 10% asset tests described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter and pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

To avoid an inadvertent violation of the second, third or fourth asset tests described above, we may form a trust, the sole beneficiary of which will be Resource TRS. Upon an uncured violation of the second, third or fourth asset tests described above, the asset or assets causing the violation would be deemed automatically to have been transferred to the trust before the occurrence of the violation. Once a deemed transfer occurs, we would have no further ownership interest in the assets transferred, and all income subsequently accruing with respect to the transferred assets would be reported on Resource TRS’s tax returns and would be subject to federal, state and local income tax. Similar trusts are currently under review by the IRS and there can be no assurance that the IRS would respect the deemed transfer of assets to the trust.

We currently believe that the mortgage-related assets, securities and other assets that we expect to hold will satisfy the foregoing asset test requirements. However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, the values of some assets, such as the securities of some of our TRSs, may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must make such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually make the distribution before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “—Taxation of Taxable U.S. Stockholders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•

We will recognize taxable income in advance of the related cash flow if any of our MBS are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•

We will include in our taxable income for federal income tax purposes, items of income from certain of our CDO entities, such as Apidos CDO I, Apidos CDO III and Apidos Cinco CDO, in which we hold an interest, even in the absence of actual cash distributions.

•

We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•	We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction, and individual and certain non-corporate trust and estate stockholders may be eligible for the reduced federal income tax rate of 15% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxable REIT Subsidiaries

As described above, we may own up to 100% of the stock of one or more TRSs. A TRS, other than certain foreign TRSs, is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by us. A corporation will not qualify as a TRS if it directly or indirectly operates or manages any hotels or health care facilities or provides rights to any brand name under which any hotel or health care facility is operated. We and our corporate subsidiary must elect for the subsidiary to be treated as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test. The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and us or our tenants that are not conducted on an arm’s-length basis. We have made an election to treat Resource TRS as a TRS. In addition, we have made elections to treat Apidos CDO I, Apidos CDO III and Apidos Cinco CDO as TRSs. We believe that all transactions between us and Resource TRS and any other TRS that we form or acquire will be conducted on an arm’s-length basis.

Taxation of Taxable U.S. Stockholders

The term “U.S. stockholder” means a holder of our common stock that, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

As long as we qualify as a REIT, a taxable “U.S. stockholder” must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate for “qualified dividend income.” The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rate for qualified dividend income received by noncorporate taxpayers to 15% for tax years 2003 through 2008. Under the Tax Increase Prevention and Reconciliation Act of 2005 which was signed into law on May 17, 2006, this 15% rate was extended through 2010. Without future congressional action, the maximum tax rate for such taxpayers on qualified dividend income will move to 39.6% in 2011. Qualified dividend income generally includes dividends paid to individuals, trusts and estates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders

(see “—Taxation of Our Company” above), our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends attributable to dividends received by us from non-REIT corporations, such as our domestic TRSs (but generally not from our TRSs organized as Cayman organizations), and to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock became ex-dividend.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held our common stock. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such common stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her common stock as long-term capital gain, or short-term capital gain if the shares of common stock have been held for one year or less, assuming the shares of common stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, stockholders at times may be required to pay federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Taking into account the time value of money, this acceleration of federal income tax liabilities may reduce a stockholder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased our common stock at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable stockholder will decrease. We will consider the potential effects of phantom income on our taxable stockholders in managing our investments.

Any excess inclusion income (See “—Requirements for Qualification — Taxable Mortgage Pools” for a definition of excess inclusion income) that we recognize generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year. A stockholder’s share of excess inclusion income would not be allowed to be offset by any net operating losses or other deductions otherwise available to the stockholder.

Taxation of U.S. Stockholders on the Disposition of Common Stock

In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock may be disallowed if the U.S. stockholder purchases other common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which rate will apply for the period from January 1, 2003 to December 31, 2010). The maximum tax rate on long-term capital gain applicable to individuals, trusts and estates is 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2010. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our individual, trust and estate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a current rate of 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders. See “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Furthermore, a tax-exempt stockholder’s share of any excess inclusion income that we recognize would be subject to tax as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our stock; or

•	a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our common stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of United States real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30%

branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us, or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

However, reduced treaty rates are not available to the extent that the income allocated to the non-U.S. stockholder is excess inclusion income. Our excess inclusion income generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year.

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that common stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the common stock if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund from the IRS of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under special provisions of the federal income tax laws known as “FIRPTA.” The term “United States real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. The term “United States real property interests” does not generally include mortgage loans or MBS. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Under the FIRPTA rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a non-resident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder, may receive a credit against our tax liability for the amount we withhold. However, if our common stock becomes regularly traded on an established securities market in the future, capital gain distributions that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a United States real property interest, as long as the non-U.S. stockholder does not own more than 5% of that class of our stock during the taxable year. As a result, non-U.S. stockholders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

In the unlikely event that at least 50% of the assets we hold were determined to be United States real property interests, gains from the sale of our common stock by a non-U.S. stockholder could be subject to a FIRPTA tax. However, even if that event were to occur, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we were a “domestically-controlled REIT.” A domestically-controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met.

Even if we do not qualify as a domestically-controlled REIT at the time the non-U.S. stockholder sells our common stock, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA, provided that the non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period.

If the gain on the sale of the common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2010, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% tax rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our common stock.

State and Local Taxes

We and/or our stockholders may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

PLAN OF DISTRIBUTION

We may distribute our securities from time to time in one or more transactions at a fixed price or prices. We may change these prices from time to time. We may also distribute our securities at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We will describe the distribution method for each offering in a prospectus supplement.

We may sell our securities in any of the following ways:

•	through underwriters or dealers,

•	through agents who may be deemed to be underwriters as defined in the Securities Act,

•	directly to one or more purchasers, and

•	directly to holders of warrants exercisable for our securities upon the exercise of their warrants.

The prospectus supplement or any other offering materials we may use for a particular offering will set forth the terms of the securities we offer, the terms of the offering, purchase price, the proceeds we will receive from the offering, any delayed delivery arrangements, any underwriting arrangements, including underwriting discounts and other items constituting underwriters’ compensation, and any discounts or concessions allowed or reallowed or paid to dealers. We may have agreements with the underwriters, dealers and agents who participate in the distribution to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make.

If we use underwriters in the sale, the securities we offer will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of our securities will be named in the prospectus supplement or any other offering materials relating to that offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement or in the other offering materials.

If we use dealers in an offering of our securities, we will sell the shares to the dealers as principals. The dealers may then resell the shares to the public at varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement or other offering materials. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also offer our securities directly, or though agents we designate, from time to time at fixed prices, which we may change, or at varying prices determined at the time of sale. We will name any agent we use and describe the terms of the agency, including any commission payable by us to the agent, in a prospectus supplement or other offering materials. Unless otherwise indicated in the prospectus supplement or any other offering materials, any agent we use will act on a reasonable best efforts basis for the period of its appointment.

In certain states, our securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Any common stock sold pursuant to a prospectus supplement or any other offering materials will be listed on the New York Stock Exchange or other national securities exchange. Preferred stock and warrants may or may not be listed on a national securities exchange.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed on for us by Ledgewood. DLA Piper US LLP will pass upon the validity of the shares of capital stock being offered hereby and certain other matters under Maryland law for us.

EXPERTS

The consolidated financial statements as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and the period from March 8, 2005 (Date Operations Commenced) to December 31, 2005, schedule and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 included in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this registration statement and prospectus, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing in giving said reports.

10,000,000 Shares of Common Stock

Prospectus Supplement

December 7, 2009

FBR CAPITAL MARKETS	JMP SECURITIES